UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2018

NLIGHT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38462	91-2066376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5408 NE 88th Street, Building E
Vancouver, Washington 98665

(Address, including zip code, of Registrant’s principal executive offices)

(360) 566-4460

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)               Annual Equity Award Grants

On May 31, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of nLIGHT, Inc. (the “Company”) unanimously approved awards of restricted stock and performance-based restricted stock to Scott Keeney, the Company’s president and chief executive officer, Ran Bareket, the Company’s chief financial officer, and Rob Martinsen, the Company’s chief technology officer, effective as of June 1, 2018.  As set forth below, the restricted stock awards and performance-based restricted stock awards were made pursuant to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the form of restricted stock award agreement and the form of restricted stock award agreement (performance-based) thereunder, attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.  The restricted stock awards vest annually over a four-year period beginning on June 1, 2019 subject to the executive’s continued service to the Company through the applicable vesting date.  The performance-based restricted stock awards vest based on the achievement of service-based and performance-based goals, as described in more detail below.

Name	Restricted Stock Award Shares	Performance-Based Restricted Stock Award Target Shares
Scott Keeney	20,000	40,000
Ran Bareket	10,000	20,000
Rob Martinsen	12,500	12,500

Under each performance-based restricted stock award agreement, an executive will be granted an award equal to the target number of shares shown above (the “Target Shares”). Upon the achievement of certain revenue and gross margin targets (collectively, the “Performance Conditions”), a number of shares equal to (a) 50% of the Target Shares multiplied by a payout multiple adjusted for the revenue Performance Conditions achieved, plus (b) 50% of the Target Shares multiplied by a payout multiple adjusted for the gross margin Performance Conditions achieved shall be deemed “Earned Shares.” 50% of the Earned Shares vest on the later of (i) the date following June 30, 2020 (the “Performance Measurement Date”) that the Committee approves the achievement of the Performance Conditions and (ii) August 17, 2020 (such date, the “Determination Date”). The remaining 50% of the Earned Shares vest on the one-year anniversary of the Determination Date, in each case, subject to such executive’s continued service to the Company through such date.

If the Company experiences a change in control prior to the Performance Measurement Date, 100% of the Target Shares shall become Earned Shares. If the Company experiences a change in control on or following the Performance Measurement Date but prior to the Determination Date, the Committee, in its discretion, shall determine the number of Target Shares that shall be treated as Earned Shares based on the actual performance of the Company against the revenue and gross margin targets.

Each of the restricted stock awards and performance-based restricted stock awards is also subject to any applicable vesting acceleration provisions contained in the 2018 Plan and any existing employment agreement or other agreement between the Company and each executive.

The foregoing description is qualified in its entirety by reference to the actual restricted stock award agreement and restricted stock award agreement (performance-based) evidencing such grants, the forms of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

In addition, on May 31, 2018, the Company’s Board of Directors adopted a form of restricted stock unit agreement (performance-based) for grants to certain other employees of the Company pursuant to the 2018 Plan, attached as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	2018 Equity Incentive Plan — Form of Restricted Stock Award Agreement
10.2	2018 Equity Incentive Plan — Form of Restricted Stock Award Agreement (Performance-Based)
10.3	2018 Equity Incentive Plan — Form of Restricted Stock Unit Agreement (Performance-Based)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NLIGHT, INC.

Date: June 1, 2018

	By:	/s/ RAN BAREKET
Ran Bareket
Chief Financial Officer